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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 14, 2000, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Report to Shareholders of The U.S. Large Company Series, The U.S. Large Cap Value Series, The U.S. 4-10 Value Series, The U.S. 6-10 Small Company Series, The DFA International Value Series, The Emerging Markets Series, The DFA One-Year Fixed Income Series, and The DFA Two-Year Global Fixed Income Series, (constituting portfolios within the DFA Investment Trust Company), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings, "Financial Highlights" and "Service Providers" in the prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 26, 2000